Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

Offer To Exchange Shares of Series A Convertible Preferred Stock

of

TriSalus Life Sciences, Inc.

for

Shares of Common Stock

of

TriSalus Life Sciences, Inc.

and

Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN STANDARD TIME, ON JULY 23, 2025, OR SUCH LATER TIME AND DATE TO WHICH THE COMPANY (AS DEFINED BELOW) MAY EXTEND. THE SHARES OF PREFERRED STOCK (AS DEFINED BELOW) TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED SHARES OF PREFERRED STOCK AND THE WITHDRAWAL OF ANY SHARES OF PREFERRED STOCK WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

June 23, 2025

To Our Clients:

Enclosed are the Prospectus/Offer to Exchange dated June 23, 2025 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer by TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), to each holder of outstanding shares of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) of the Company, of the opportunity to receive that number of shares of common stock, $0.0001 par value per share (“Common Stock”) equal to the quotient of (i) the sum of (a) the Liquidation Preference (as defined in the Certificate of Designations (defined below)) and (b) the Accrued Dividends (as defined in the Certificate of Designations) if not otherwise paid by the Company, that would have accrued through August 10, 2027 (the “Exchanged Value”), divided by (ii) $4.00 (subject to adjustment for adjustments to the Conversion Price (as defined in the Certificate of Designations) (the “Exchange Price”) in exchange for each share of Preferred Stock tendered by the holder (“Preferred Stock Holder”) and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will expire at one minute after 11:59 p.m., Eastern Standard Time, on July 23, 2025, or such later time and date to which the Company may extend the Offer. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.” Unless defined herein, terms used in this Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees shall have definitions set forth in the Prospectus/Offer to Exchange.

The shares of Preferred Stock are not listed on a securities exchange nor traded in an over-the-counter market. As of June 13, 2025, a total of 3,594,002 shares of Preferred Stock were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 11,860,206 shares of our Common Stock in exchange for the shares of Preferred Stock.

Each Preferred Stock Holder whose shares of Preferred Stock are exchanged pursuant to the Offer and Consent Solicitation will receive that number of shares of common stock, $0.0001 par value per share (“Common Stock”) equal to the quotient of (i) the sum of (a) the Liquidation Preference (as defined in the Certificate of Designations (defined below)) and (b) the Accrued Dividends (as defined in the Certificate of Designations) if not otherwise paid by the Company, that would have accrued through August 10, 2027 (the “Exchanged Value”), divided by (ii) $4.00 (subject to adjustment for adjustments to the Conversion Price (as defined in the Certificate of Designations) for each share of Preferred Stock tendered by such Preferred Stock Holder and exchanged. Any Preferred Stock Holder that participates in the Offer and Consent Solicitation may tender less than all of their shares of Preferred Stock for exchange. No fractional shares of Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Preferred Stock Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such Preferred Stock Holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of Common Stock on the Nasdaq Global on the last trading day of the Offer Period. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered shares of Preferred Stock.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from Preferred Stock Holders (the “Consent Preferred Shares”) to amend the Certificate of Designations, which governs the Preferred Stock, to permit the Company the option to require that all shares of Preferred Stock that are outstanding upon the closing of the Offer be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (a) the Liquidation Preference (as defined in the Certificate of Designations (defined below)) and (b) the Accrued Dividends (as defined in the Certificate of Designations) if not otherwise paid by the Company, that would have accrued through closing of the Offer (the “Exchanged Value”), divided by the Conversion Price (as defined in the Certificate of Designations, as such term will be amended by the Preferred Stock Amendment, which is a ratio 11.3% less than the exchange ratio applicable to the Offer, in accordance with the Preferred Stock Amendment. Pursuant to the terms of the Preferred Stock Agreement, certain amendments including the Preferred Stock Amendment, require the vote or written consent of holders of at least a majority of the then outstanding shares of Preferred Stock (the “Consent Threshold”)

Parties representing approximately 55% of the shares of Preferred Stock have agreed to tender their shares of Preferred Stock in the Offer and to consent to the Preferred Stock Amendment in the Consent Solicitation pursuant to tender and support agreements (each, a “Tender and Support Agreement”). Accordingly, if the other conditions described herein are satisfied or waived, then the Preferred Stock Amendment will be adopted with respect to the Preferred Stock. For additional detail regarding the Tender and Support Agreement, please see the Prospectus/Offer to Exchange.

Shares of Preferred Stock not exchanged for shares of Common Stock pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Preferred Stock Amendment is approved with respect to the Preferred Stock.

WE ARE NOT AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER AND THE CONSENT SOLICITATION IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF WE BECOME AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER AND THE CONSENT SOLICITATION OR THE ACCEPTANCE OF THE SHARES OF PREFERRED STOCK PURSUANT TO THE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW, WE WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH THE APPLICABLE LAW. IF, AFTER SUCH GOOD FAITH EFFORT, WE CANNOT COMPLY WITH THE APPLICABLE LAW, THE OFFER AND THE CONSENT SOLICITATION WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE PREFERRED STOCK HOLDERS.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your shares of Preferred Stock to be tendered for exchange pursuant to the Offer and provide consent to the Preferred Stock Amendment.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all shares of Preferred Stock properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate equal to the quotient of (i) the sum of the Exchanged Value divided by the Conversion Price for each share of Preferred Stock so tendered.

We are the owner of record of shares of Preferred Stock held for your account. As such, only we can exchange and tender your shares of Preferred Stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender shares of Preferred Stock we hold for your account, nor to provide consent to the Preferred Stock Amendment.Please instruct us as to whether you wish us to tender for exchange any or all of the shares of Preferred Stock we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your shares of Preferred Stock may be exchanged at the exchange rate equal to the quotient of (i) the sum of the Exchanged Value divided by the Conversion Price for every one of your shares of Preferred Stock properly tendered for exchange.

2.	The Offer and Consent Solicitation is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation - General Terms - Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

3.	By tendering your shares of Preferred Stock for exchange you are concurrently consenting to the Preferred Stock Amendment. You may not consent to the Preferred Stock Amendment without tendering your shares of Preferred Stock in the Offer and you may not tender your shares of Preferred Stock without consenting to the Preferred Stock Amendment.

4.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Standard Time, on July 23, 2025, or such later time and date to which the Company may extend the Offer and Consent Solicitation.

If you wish to have us tender any or all of your shares of Preferred Stock for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your shares of Preferred Stock, we will tender for exchange all of your shares of Preferred Stock unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Standard Time, on July 23, 2025, or such later time and date to which the Company may extend the Offer.

An authorized committee of the Board of Directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its Board of Directors, the dealer manager and solicitation agent, the information agent, or the exchange agent for the Offer and Consent Solicitation is making any recommendation as to whether holders of shares of Preferred Stock should tender shares of Preferred Stock for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent and should consult your own investment and tax advisors. You must decide whether to have your shares of Preferred Stock exchanged and, if so, how many shares of Preferred Stock to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Instructions Form

Offer To Exchange Shares of Preferred Stock to Acquire Shares of Common Stock

of

TriSalus Life Sciences, Inc.

for

Shares of Common Stock

of

TriSalus Life Sciences, Inc.

and

Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated July 23, 2025 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer by TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), to each holder of outstanding shares of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) of the Company, the opportunity to receive that number of shares of common stock, $0.0001 par value per share (“Common Stock”) equal to the quotient of (i) the sum of (a) the Liquidation Preference (as defined in the Certificate of Designations (defined below)) and (b) the Accrued Dividends (as defined in the Certificate of Designations) if not otherwise paid by the Company, that would have accrued through August 10, 2027 (the “Exchanged Value”), divided by (ii) $4.00 (subject to adjustment for adjustments to the Conversion Price (as defined in the Certificate of Designations) (the “Exchange Price”), in exchange for each share of Preferred Stock tendered by the holder (“Preferred Stock Holder”) and exchanged pursuant to the offer (the “Offer”).

The undersigned hereby instructs you to tender for exchange the number of shares of Preferred Stock indicated below or, if no number is indicated, all shares of Preferred Stock you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, Shares of Preferred Stock properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Preferred Stock Amendment; (iii) the Offer will expire at one minute after 11:59 p.m., Eastern Standard Time, on July 23, 2025, or such later time and date to which the Company may extend the Offer (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of shares of the Common Stock is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares of Preferred Stock, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Shares of Preferred Stock to be exchanged by you for the account of the undersigned:

*	No fractional shares of Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Preferred Stock Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Common Stock on the Nasdaq Global Market on the last trading day of the Offer Period (as defined below). The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered shares of Preferred Stock

*	Unless otherwise indicated it will be assumed that all shares of Preferred Stock held by us for your account are to be exchanged.

Signature(s):
Name(s):
(Please Print)

Taxpayer Identification Number:
Address(es):
(Including Zip Code)
Area Code/Phone Number:
Date: